Spark Energy, Inc. Commences Preferred Stock Share Repurchase Program

HOUSTON, May 22, 2019 (ACCESSWIRE) -- Spark Energy, Inc. (“Spark” or the “Company”) (NASDAQ: SPKE), today announced the commencement of a repurchase program (the “Repurchase Program”) of its 8.75% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 per share (the “Preferred Stock”). The Company may make purchases of Preferred Stock under the Repurchase Program, if any, from the commencement of the program on May 20, 2019 through May 20, 2020, and there is no dollar limit on the amount of Preferred Stock that may be purchased. The Company may make purchases, from time to time, at prevailing prices in open market transactions or in negotiated purchases, subject to market conditions, share prices and other considerations. The Repurchase Program does not obligate the Company to make any repurchases and may be suspended for periods or discontinued at any time. The Company intends to fund the Repurchase Program through available cash balances as well as future operating cash flows.

“We achieved a strong first quarter to start 2019 and believe this is a good opportunity given the current trading price of the Preferred Stock being under par value,” said Nathan Kroeker, Spark’s President and Chief Executive Officer. “We have strengthening liquidity and this program will allow us to retire Preferred Stock that has a significantly higher cost of capital than other sources available to us.”

About Spark Energy, Inc.
Spark Energy, Inc. is an independent retail energy services company founded in 1999 that provides residential and commercial customers in competitive markets across the United States with an alternative choice for their natural gas and electricity. Headquartered in Houston, Texas, Spark currently operates in 19 states and serves 94 utility territories. Spark offers its customers a variety of product and service choices, including stable and predictable energy costs and green product alternatives.
We use our website as a means of disclosing material non-public information and for complying with our disclosure obligations under Regulation FD. Investors should note that new materials, including press releases, updated investor presentations, and financial and other filings with the Securities and Exchange Commission are posted on the Spark Energy Investor Relations website at ir.sparkenergy.com. Investors are urged to monitor our website regularly for information and updates about the Company.
Cautionary Note Regarding Forward Looking Statements
This release contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. These forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) can be identified by the use of forward-looking terminology including “may,” “should,” “likely,” “will,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project,” or other similar words. Forward-looking statements appear in this press release and include statements about our repurchase program. The forward-looking statements in this press release are subject to risks and uncertainties. Important factors that could cause actual results to materially differ from those projected in the forward-looking statements include, but are not limited to the “Risk Factors” in our latest Annual Report on Form 10-K for the year ended December 31, 2018, in our Quarterly Reports on Form 10-Q, and other public filings and press releases.

You should review the risk factors and other factors noted throughout this press release. All forward-looking statements speak only as of the date of this press release. Unless required by law, we disclaim any obligation to publicly update or revise these statements whether as a result of new information, future events or otherwise. It is not possible for us to predict all risks, nor can we assess the impact of all factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.
Contact: Spark Energy, Inc.
Investors:
Christian Hettick, 832-200-3727
Media:
Kira Jordan, 832-255-7302